Exhibit 99.1

Investor Relations Contact

Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact

Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Provides Preliminary Q1 Fiscal 2009 Results

Company Expects to Achieve Q1 Profit and Earnings Targets Despite Revenue Shortfall

SAN JOSE, Calif. — Mar. 4, 2009 — Adobe Systems Incorporated (Nasdaq:ADBE) today provided preliminary financial results for its first quarter ended February 27, 2009.

Based on preliminary Q1 financial information, Adobe believes it will achieve revenue in the range of $783 million to $786 million.  In addition, the Company believes it will achieve diluted earnings per share of approximately $0.30 on a GAAP basis, and $0.44 to $0.45 on a non-GAAP basis.   The Company also estimates it will achieve a Q1 operating margin of 26.0 percent to 26.5 percent on a GAAP basis, and 37.0 percent to 37.5 percent on a non-GAAP basis.

Adobe’s first quarter revenue target range was $800 million to $850 million, with a diluted earnings per share target range of $0.30 to $0.35 on a GAAP basis, and $0.43 to $0.47 on a non-GAAP basis.  The Company’s operating margin target range was 26 percent to 28 percent on a GAAP basis, and 37 percent to 38 percent on a non-GAAP basis.  A reconciliation of GAAP and non-GAAP targets and preliminary financial results is available later in this press release.

The Company cited weakness in its creative and knowledge worker businesses as the primary reason for the revenue shortfall.  Seasonal strength in Japan, as well as continued success with its LiveCycle enterprise business, helped to offset some of the weakness in the quarter.

“Despite worsening market conditions, we were able to manage expenses to deliver earnings and margin results within the target ranges we provided at the outset of the quarter,” said Shantanu Narayen, president and chief executive officer.

Adobe also provided financial targets for its second quarter of fiscal year 2009.   The Company stated it is targeting Q2 revenue of $675 million to $725 million.   In addition, the Company said it is targeting a Q2 operating margin range of 21 percent to 26 percent on a GAAP basis, and 32 percent to 36 percent on a non-GAAP basis.

The Company will discuss its quarterly results and financial targets on its Q1 fiscal year 2009 earnings conference call that is scheduled for March 17, 2009.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, earnings per share and operating margin, which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, failure to develop, market and distribute new products or upgrades to existing products that meet customer requirements, introduction of new products and business models by existing and new competitors, failure to successfully manage transitions to new business models and markets, difficulty in predicting revenue from new businesses, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from third-party infringers, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, failure to manage Adobe’s sales and distribution channels effectively, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, tax rules and regulations, Adobe’s inability to attract and retain key personnel, impairment of Adobe’s investment portfolio due to deterioration of the capital markets, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time.  These amounts could differ from actual reported amounts stated in Adobe’s first quarter fiscal year 2009 earnings report on March 17, 2009, and in our Quarterly Report on Form 10-Q for our quarter ended February 27, 2009, which the Company expects to file in April 2009. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information — anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2009 Adobe Systems Incorporated. All rights reserved. Adobe, LiveCycle and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Non-GAAP Results and Targets

(Shares in millions)

The following tables reconcile Adobe’s preliminary first quarter fiscal year 2009 non-GAAP results with preliminary GAAP results included in this release.

	Three Months Ended February 27, 2009
	Low	High

Operating margin:

GAAP operating margin	26.0%	26.5%
Stock-based and deferred compensation expense	5.7	5.6
Restructuring charges	1.6	1.6
Amortization of purchased intangibles	3.7	3.8
Non-GAAP operating margin	37.0%	37.5%

	Three Months Ended February 27, 2009
	Low	High

Diluted earnings per share:

GAAP diluted earnings per share	$0.30	$0.30
Stock-based and deferred compensation expense, net of tax	0.09	0.09
Restructuring charges, net of tax	0.02	0.02
Amortization of purchased intangibles, net of tax	0.06	0.06
Investment loss, net of tax	0.02	0.03
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.44	$0.45

Shares used in computing diluted earnings per share	532.0	528.0

The following tables show the Company’s first quarter fiscal year 2009 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	First Quarter Fiscal 2009
	Low	High

Operating margin:

GAAP operating margin	26.0%	28.0%
Stock-based and deferred compensation expense	5.7	5.4
Restructuring charges	1.6	1.2
Amortization of purchased intangibles	3.7	3.4
Non-GAAP operating margin	37.0%	38.0%

	First Quarter Fiscal 2009
	Low	High
Diluted earnings per share:

GAAP diluted earnings per share	$0.30	$0.35
Stock-based and deferred compensation expense, net of tax	0.08	0.08
Restructuring charges, net of tax	0.02	0.01
Amortization of purchased intangibles, net of tax	0.05	0.05
Income tax adjustments	(0.02)	(0.02)
Non-GAAP diluted earnings per share	$0.43	$0.47

Shares used in computing diluted earnings per share	534.0	530.0

The following table shows the Company’s second quarter 2009 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	Second Quarter Fiscal 2009
	Low	High

Operating margin:

GAAP operating margin	21.0%	26.0%
Stock-based and deferred compensation expense	6.3	5.5
Restructuring charges	0.5	0.5
Amortization of purchased intangibles	4.2	4.0
Non-GAAP operating margin	32.0%	36.0%

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes.  Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations.  Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes stock-based and deferred compensation expense, restructuring charges, amortization of purchased intangibles, investment gains and losses and the related tax impact of these items, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods.  Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.